UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2022

HUMBL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31267	91-2948019
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 B Street
Suite 300
San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 738-9012

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HMBL	OTCQB

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Beginning on November 7, 2022 and ending November 13, 2022, HUMBL, Inc. (“HUMBL”) entered into Securities Purchase Agreements with 11 different investors (the “Purchase Agreements”). Under the terms of the Purchase Agreements, HUMBL sold 72,352,941 shares of its common stock and warrants to purchase 36,176,471 shares of its common stock (the “Warrants”) for a total purchase price of $615,000.00 ($0.0085 per share). The Warrants are exercisable for a period of three years, have a cashless exercise provision and have an exercise price of $0.017 per share.

The foregoing description of the Purchase Agreements and Warrants does not purport to be complete and is qualified in its entirety by reference to the forms of Purchase Agreement and Warrant which are filed as Exhibit 10.1 to this Current Report on Form 8-K. The form of Warrant is attached as an exhibit to the Purchase Agreement.

Item 3.02 Unregistered Sale of Equity Securities.

The sale of the securities under the Purchase Agreement was exempt from registration under Section 4(a)(2) of the Securities Act of 1933. The information contained in Item 1.01, above, is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Form of Purchase Agreement and Warrant

104	Cover Page interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 14, 2022	HUMBL, Inc.

	By:	/s/ Brian Foote
Brian Foote
President and CEO

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